Exhibit 5


                         (Firm Letterhead Appears Here)
                                  August 15, 2000




SpectraSite Holdings, Inc.
100 Regency Forest Drive
Suite 400
Cary, North Carolina  27511

         Re: Registration Statement on Form S-8

Gentlemen:

    We have acted as special counsel for SpectraSite Holdings, Inc., a Delaware corporation ("Company"), in connection with the preparation of the Registration Statement on Form S-8 (the "Registration Statement") pertaining to 1,000,000 shares of Class A Common Stock, $.001 par value per share
(the "Shares"), being issued by the Company pursuant to the SpectraSite Holdings, Inc. Employee Stock Purchase Plan (the "Plan") and an indeterminate number of interests in the Plan (the "Interests") that may be acquired thereunder.

    In preparing this opinion, we have reviewed (a) the Registration
Statement; (b) SpectraSite's Amended and Restated Certificate of Incorporation
(c)the Company's Restated Bylaws; (d) the Plan; and (e) certain records of the Company's corporate proceedings as reflected in its minute and stock books.

    As to matters of fact relevant to our opinion, we have relied upon oral representations of officers of the Company without further investigation. With respect to the foregoing documents, we have assumed: (i) the authenticity of all documents submitted to us as originals, the conformity with authentic original documents of all documents submitted to us as copies or forms, the genuineness of all signatures and the legal capacity of natural persons, and (ii) that the foregoing documents, in the forms thereof submitted for our review, have not been altered, amended or repealed in any respect material to our opinion as stated herein. We have not reviewed any documents other than the documents listed above for purposes of rendering our opinion as expressed herein, and we assume that there exists no provision of any such other document that bears upon or is inconsistent with our opinion as expressed herein. We have conducted no factual investigation of our own but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we assume to be true, complete and accurate in all material respects.

    Our opinion is limited to matters of law arising under the General Corporation Law of the State of Delaware, insofar as such law applies, and we express no opinion as to conflicts of law rules or the laws of any states or jurisdictions, including federal laws regulating securities, other federal laws or the rules and regulations of stock exchanges or any other regulatory body, other than as specified above.

    Based upon and subject to the foregoing and any other qualifications stated herein, we are of the opinion that (i) the Shares, have been duly authorized for

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SpectraSite Holdings, Inc.
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issuance and, when issued and delivered in accordance with the provisions of the Plan, will be validly issued, fully paid and non-assessable; and (ii) the Plan confers legally enforceable Interests to employees participating in the Plan to the extent and upon the terms and conditions described therein, subject to limitations imposed by bankruptcy, insolvency, reorganization, moratorium or other laws and related court decisions of general applicability relating to or affecting creditors' rights generally.

    We assume no obligation to advise you of any changes to the foregoing subsequent to the delivery of the opinion. We hereby consent to the use of this opinion as Exhibit 5 to the Registration Statement, and to all references to our firm in the Registration Statement provided, that in giving such consent we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the Rules and Regulations of the Securities and Exchange Commission thereunder. Except as provided for hereinabove, without our prior written consent, this opinion may not be furnished or quoted to, or relied upon by, any other person or entity for any purpose.

                                Very truly yours,

                                DOW, LOHNES & ALBERTSON, PLLC


                               By: /s/ Paul R. Lang
                               --------------------
                                  Paul R. Lang
                                  Member of the Firm



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